Insert A

On September 30, 2003, I erroneously filed a Form 3 relating to the

Securities of Blackhawk Bancorp, Inc. I am filing this amendment because I am not a person who must file reports under Section

16 with respect to Blackhawk, and I therefore retract the

statement of that status.